Exhibit 99.2
INTRODUCTION TO
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     On July 31, 2007, Imation Corp. (“Imation”, “we’, “us” or “our’) completed the acquisition of substantially all of the assets, relating to the marketing, distribution and sale, including customer service and support of removable recording media products, accessory products and ancillary products under the TDK brand name (the “TDK Branded Recording Media Sales Business”), from TDK Corporation, a Japanese corporation (“TDK”), pursuant to an Acquisition Agreement dated April 19, 2007, between Imation and TDK (the “TDK Acquisition Agreement”) filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 25, 2007. The TDK Branded Recording Media Sales Business was part of TDK’s Recording Media Sales Business (the “TDK Recording Media Sales Business”).
     On July 9, 2007, we completed the acquisition of certain assets of Memcorp, Inc., a Florida corporation, and Memcorp Asia Limited, a corporation organized under the laws of Hong Kong (together “Memcorp”, subsidiaries of Hopper Radio of Florida, Inc. (“Hopper”), a Florida corporation), pursuant to an Asset Purchase Agreement dated as of May 7, 2007 (the “Memcorp Purchase Agreement”) filed as Exhibit 2.1 to our quarterly report on Form 10-Q filed with the SEC for the quarter ended March 31, 2007.
     The unaudited pro forma condensed combined financial statements presented below are derived from the historical consolidated financial statements of Imation, TDK Recording Media Sales Business and Hopper. The unaudited pro forma condensed combined financial statements are adjusted to give effect to the Memcorp and TDK Branded Recording Media Sales Business acquisitions. The acquisitions have been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of the acquired businesses, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of various estimates and valuation analyses.
     The following unaudited pro forma condensed combined balance sheet as of March 31, 2007, combines the historical condensed consolidated balance sheet of Imation as of March 31, 2007 as filed with the SEC in our quarterly report on Form 10-Q, with the historical condensed combined balance sheet of the TDK Recording Media Sales Business and the historical consolidated balance sheet of Hopper as of March 31, 2007, giving effect to the acquisitions, as if they had occurred on March 31, 2007.
     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the three months ended March 31, 2007 combines Imation’s historical consolidated statement of operations for the year ended December 31, 2006, as filed with the SEC in our annual report on Form 10-K, and for the three months ended March 31, 2007, as filed with the SEC in our quarterly report on Form 10-Q, with (a) TDK Recording Media Sales Business historical combined statement of operations for the year ended March 31, 2007 and the TDK Branded Recording Media Sales Business unaudited historical combined condensed statement of operations for three months ended March 31, 2007, and (b) Hopper’s historical consolidated statement of operations for the year ended December 31, 2006, and the unaudited historical consolidated statement of operations for the three months ended March 31, 2007. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007 was prepared giving effect to the acquisitions as though they had occurred as of January 1, 2006.
     As of the date of this Form 8-K/A, we have not completed the detailed valuation studies necessary to arrive at the required estimates of the fair market value of the TDK Branded Recording Media Sales Business assets acquired and the liabilities assumed and the related allocations of purchase price. The TDK Acquisition Agreement provides for a purchase price adjustment related to the target working capital amount at the date of acquisition. If the closing date working capital amount is more than or less than the target working capital amount, the parties will be required to increase or decrease the purchase price for the difference between the actual and target working capital amounts as defined in the TDK Acquisition Agreement. As indicated in Note 2 to the unaudited pro forma condensed combined financial statements, we have made certain adjustments to the acquired assets and liabilities of the TDK Branded Recording Media Sales Business to reflect certain preliminary estimates of the fair value necessary to prepare the unaudited pro forma condensed combined financial statements.
     We are required under the Memcorp Purchase Agreement to purchase the remaining Memorex, Nickelodeon and Vextra branded returned products inventory at the end of the 90-day period following the close of the acquisition at a discounted price. We have not made any purchase price adjustment related to this provision.
     The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Imation would have been had the TDK Branded Recording Media Sales Business and /or Memcorp acquisitions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Pro forma adjustments are necessary to reflect the initial purchase price and purchase accounting adjustments based on preliminary estimates of the fair value of the assets acquired. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that may be realized with respect to the combined companies, nor do they include the effects of restructuring activities, which are planned but not yet completed.
     Actual results may differ from these unaudited pro forma condensed combined financial statements once we determine the final purchase price and complete the valuation studies necessary to finalize the required purchase price allocations. There can be no assurance that such finalization will not result in material changes.
     The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Imation included in its annual report on Form 10-K for the year ended December 31, 2006, and in its quarterly report on Form 10-Q for the three months ended March 31, 2007. The unaudited pro forma condensed combined financial statements, including the notes thereto, are based on the historical financial statements of TDK Recording Media Sales Business for the year ended March 31, 2007, which are included in Exhibit 99.1, to this current report on Imation Form 8-K/A as well as the historical condensed financial statements of Hopper for the year ended December 31, 2006 and for the three months ended March 31, 2007, which are incorporated by reference to Exhibits 99.1 and 99.2, on Imation’s Form 8-K/A filed September 24, 2007.

IMATION CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2007
(In millions)

	Historical
		TDK
		Recording	Memcorp
		Media	Net Assets	Net Assets	Pro Forma			Pro
		Sales	Acquired	Not Acquired	Adjustments			Forma
	Imation	Business	(Note 3)	(Note 4)	(Note 5)			Combined
ASSETS
Current assets
Cash and cash equivalents	$259.4	$45.9	$—	$(4.5)	$(70.9)	(a	)	$229.9
Accounts receivable, net	283.2	194.6	—	(14.2)	(2.4)	(b	)	461.2
Inventories, net	301.4	87.5	9.6	(9.8)	0.5	(c	)	389.2
Other current assets	69.7	73.7	—	(1.9)	—			141.5

Total current assets	913.7	401.7	9.6	(30.4)	(72.8)			1,221.8
Property, plant and equipment, net	176.4	22.1	—	(6.9)	2.0	(d	)	193.6
Intangible assets, net	226.6	—	—	—	156.1	(e	)	382.7
Goodwill	59.9	—	—	—	47.5	(f	)	107.4
Other assets	30.9	3.5	—	—	—			34.4

Total assets	$1,407.5	$427.3	$9.6	$(37.3)	$132.8			$1,939.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short term debt	$—	$32.2	$—	$(3.1)	$—			$29.1
Accounts payable	242.6	120.2	—	(19.1)	(2.4)	(b	)	341.3
Current portion of long term debt	—	—	—	—	10.0	(i	)	10.0
Accrued payroll and other current liabilities	144.0	125.2	3.0	(6.9)	21.2	(g	)	286.5

Total current liabilities	386.6	277.6	3.0	(29.1)	28.8			666.9
Other liabilities	46.1	6.5	—	(0.7)	2.1	(h	)(j)	54.0
Notes payable, less current portion	—	—	—	—	27.5	(i	)	27.5
Total shareholders’ equity	974.8	143.2	—	(7.5)	81.0	(k	)	1,191.5

Total liabilities and shareholders’ equity	$1,407.5	$427.3	$3.0	$(37.3)	$139.4			$1,939.9

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements
are an integral part of these financial statements.

IMATION CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006
(In millions, except per share amounts)

	Historical
		TDK		Operations
		Recording		Not	Pro Forma			Pro
		Media Sales		Acquired	Adjustments			Forma
	Imation	Business	Memcorp	(Note 4)	(Note 5)			Combined
Net revenue	$1,584.7	$799.3	$288.9	$(86.8)	$(62.6)	(l	)	$2,523.5
Cost of goods sold	1,240.6	663.1	242.7	(78.1)	(34.5)	(l	)(m)(p)	2,033.8

Gross profit	344.1	136.2	46.2	(8.7)	(28.1)			489.7
Operating expenses	235.9	129.8	11.0	(14.8)	(18.6)	(m	)(n)(o)(p)	343.3

Operating income	108.2	6.4	35.2	6.1	(9.5)			146.4
Other (income) expense, net	(3.6)	(0.6)	(2.0)	0.1	5.0	(m	)(q)(s)	(1.1)

Income from continuing operations before income taxes	111.8	7.0	37.2	6.0	(14.5)			147.5
Income tax provision	36.6	(5.2)	2.0	9.3	6.7	(t	)	49.4

Income (loss) from continuing operations	$75.2	$12.2	$35.2	$(3.3)	$(21.2)			$98.1

Earnings per common share from continuing operations
Basic	$2.17							$2.37
Diluted	$2.14							$2.34
Weighted average basic shares outstanding	34.6				6.8	(u	)	41.4

Weighted average diluted shares outstanding	35.2				6.8	(u	)	42.0

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements
are an integral part of these financial statements.

IMATION CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2007
(In millions, except per share amounts)

	Historical
		TDK
		Branded
		Recording
		Media Sales
		Business Net
		Operations		Pro Forma			Pro
		Acquired		Adjustments			Forma
	Imation	(Note 4)	Memcorp	(Note 5)			Combined
Net revenue	$421.9	$180.9	$34.1	$(7.6)	(l	)	$629.3
Cost of goods sold	340.1	149.9	26.6	(0.1)	(l	)(m)(p)	516.5

Gross profit	81.8	31.0	7.5	(7.5)			112.8
Operating expenses	58.2	30.6	3.4	(5.2)	(m	)(n)(o)(p)	87.0

Operating income	23.6	0.4	4.1	(2.3)			25.8
Other (income) expense, net	(1.5)	(0.5)	(1.8)	1.4	(m	)(r)(s)	(2.4)

Income from continuing operations before income taxes	25.1	0.9	5.9	(3.7)			28.2
Income tax provision	9.4	0.4	0.3	0.6	(t	)	10.7

Income (loss) from continuing operations	$15.7	$0.5	$5.6	$(4.3)			17.5

Earnings per common share from continuing operations
Basic	$0.45						$0.42
Diluted	$0.44						$0.41
Weighted average basic shares outstanding	34.9			6.8	(u	)	41.7

Weighted average diluted shares outstanding	35.4			6.8	(u	)	42.2

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements
are an integral part of these financial statements.

IMATION CORP.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
1. BASIS OF PRESENTATION
     On July 31, 2007, we completed the acquisition of substantially all of the assets, relating to the marketing, distribution and sale, including customer service and support of removable recording media products, accessory products and ancillary products under the TDK brand name (“TDK Branded Recording Media Sales Business”), from TDK Corporation, a Japanese corporation (“TDK”), pursuant to an Acquisition Agreement dated April 19, 2007, between Imation and TDK (the “TDK Acquisition Agreement”). The TDK Branded Recording Media Sales Business was part of the the TDK’s Recording Media Sales Business (the “TDK Recording Media Sales Business”).
     On July 9, 2007, we completed the acquisition of certain assets of Memcorp, Inc., a Florida corporation, and Memcorp Asia Limited, a corporation organized under the laws of Hong Kong (together “Memcorp”, subsidiaries of Hopper Radio of Florida, Inc. (“Hopper”), a Florida corporation), pursuant to an Asset Purchase Agreement dated as of May 7, 2007 (the “Memcorp Purchase Agreement”).
     The unaudited pro forma condensed combined balance sheet gives effect to the TDK Branded Recording Media Sales Business and Memcorp acquisitions, which were accounted for under the purchase method of accounting and combines the historical condensed consolidated balance sheet of Imation as of March 31, 2007 as filed with the Securities and Exchange Commission (“SEC”) in our quarterly report on Form 10-Q, with the historical condensed combined balance sheet of TDK Recording Media Sales Business and the historical consolidated balance sheet of Hopper as of March 31, 2007, giving effect to the acquisitions as if they had occurred on March 31, 2007.
     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 has been prepared to reflect the acquisitions as if they occurred on January 1, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines Imation’s historical condensed consolidated statement of operations for the year ended December 31, 2006, as filed with the SEC in our annual report on Form 10-K with (a) the TDK Recording Media Sales Business historical combined condensed statement of operations for the year ended March 31, 2007 and (b) Hopper’s historical consolidated statement of operations for the year ended December 31, 2006.
     The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2007 has been prepared to reflect the acquisitions as if they occurred on January 1, 2006. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2007 combines Imation’s unaudited historical condensed consolidated statement of operations for the three months ended March 31, 2007, as filed with the SEC in our quarterly report on Form 10-Q, with (a) the TDK Branded Recording Media Sales Business unaudited historical combined condensed statement of operations for the three months ended March 31, 2007 and (b) Hopper’s unaudited historical consolidated statement of operations for the three months ended March 31, 2007.
     The TDK Recording Media Sales Business financial statements presented in this form 8-K/A as Exhibit 99.1 have been translated into U.S. dollar amounts at a convenience rate of ¥118=U.S.$1. The assets and liabilities of TDK Recording Media Sales Business included in the unaudited pro forma condensed combined financial statements have been translated into U.S. dollar amounts at the exchange rate at the end of the balance sheet date. Revenue and expenses have been translated into U.S. dollar amounts at prevailing exchange rates for the applicable periods presented.

2. ACQUISITIONS AND PURCHASE PRICE ALLOCATION
TDK Branded Recording Media Sales Business
     On July 31, 2007, we completed the acquisition of the TDK Branded Recording Media Sales Business pursuant to the TDK Acquisition Agreement. We issued to TDK approximately 6.8 million shares of Imation common stock, representing 16.6 percent of shares outstanding after issuance of the shares to TDK. The shares are valued at $31.75 per share based on average market value of Imation’s shares for a period of two days prior to closing. We paid $29.5 million in cash to TDK. The purchase price also includes approximately $9.0 million for customary closing costs, accounting and advisory fees as well as a payment of $3.9 million made to a third party to acquire their minority interest in a TDK international subsidiary. Further, the TDK Acquisition Agreement provides for a future purchase price adjustment related to the target working capital amount at the date of acquisition. If the closing date working capital amount is more than or less than the target working capital amount, the parties will be required to increase or decrease the purchase price for the difference between the actual and target working capital amounts as defined in the TDK Acquisition Agreement. Imation may pay additional cash consideration of up to $70 million to TDK based on future financial performance of the acquired business. Additional cash consideration, if paid, will be recorded as additional goodwill.
     As provided in the TDK Acquisition Agreement, Imation acquired substantially all of the assets of the TDK Recording Media Sales Business, including the capital stock of certain of TDK’s operating subsidiaries engaged in the TDK Recording Media Sales Business, and use of the TDK brand name for current and future recording media products including magnetic tape, optical media, flash media and accessories.
     The following table summarizes our preliminary estimated purchase price of the TDK Branded Recording Media Sales Business:

(In millions)
Cash consideration	$29.5
Cash consideration to minority interest holders	3.9
Common stock issued	216.7
Additional consideration for target working capital adjustment	21.2
Direct acquisition costs	9.0

Total purchase price	$280.3

     The following table summarizes our preliminary allocation of the purchase price to the net assets acquired:

(In millions)
Net assets acquired	$140.3
Identifiable intangible assets	131.0
Goodwill	13.2
Deferred tax liability arising on acquisition	(4.2)

$280.3

     The components of the identifiable intangible assets, which are amortized over lives associated with the economic benefits derived from these assets, are as follows:

		Weighted
		Average
(In millions)		Life
Tradename license	$115.0	30 years
Customer relationships	16.0	6 years

Identifiable intangible assets acquired	$131.0

Memcorp
     On July 9, 2007, we completed the acquisition of certain assets of Memcorp pursuant to the Memcorp Purchase Agreement dated as of May 7, 2007. As provided in the Memcorp Purchase Agreement, Imation acquired the assets of Memcorp used in or relating to the sourcing and sale of consumer electronics products, principally sold under the Memorex brand name, including inventories, equipment and other tangible personal property and intellectual property. The acquisition also included existing brand licensing agreements, including Memcorp’s agreements with MTV Networks, a division of Viacom International, to design and distribute specialty consumer electronics products under certain Nickelodeon properties and brands. Memcorp is engaged in the design, marketing, distribution, and sale of consumer electronics products under the Memorex brand name, as well as products sold under other proprietary brands pursuant to specific licensing agreements.
     We paid cash of $27.3 million at closing and issued three-year promissory notes in the aggregated amounts of $37.5 million. This amount excludes cash paid for direct costs related to the transaction. We are also required to purchase the remaining “Memorex,” “Nickelodeon” and “Vextra” branded returned products inventory at the end of the 90-day period following the close of the acquisition at a discounted price. We have not accounted for the effect of this additional inventory purchase, as the amount is pending finalization of various estimates and valuation analyses and is not estimable at this time. In addition, there is a potential earn-out payment three years after closing of up to $20 million, dependent on financial performance of the purchased business. Additional cash consideration, if paid, will be recorded as additional goodwill.
     With respect to the promissory notes, $30 million will be paid to Memcorp in quarterly installments over three years from the closing date, with an interest rate of six percent per annum, and not subject to offset. Payment of the $30 million obligation is secured by an irrevocable letter of credit issued pursuant to Imation’s Credit Agreement. The remaining $7.5 million will be paid to Memcorp in a lump sum payment 18 months from the closing date, with an interest rate of six percent per annum, which shall be unsecured and subject to offset to satisfy any claims to indemnification; provided that if an existing obligation of Memcorp is satisfied prior to the 18-month maturity date, $3.75 million of such note shall be paid in advance of the maturity date, and provided further that if the existing obligation is not satisfied prior to the 18-month maturity date, $3.75 million of such note shall be withheld until such obligation is satisfied or the third anniversary of the closing date, whichever occurs first.
     The following table summarizes our preliminary estimated purchase price of Memcorp:

(In millions)
Cash consideration	$27.3
Notes payable issued to sellers	37.5
Direct acquisition costs	1.2

Total purchase price	$66.0

     The following table summarizes our preliminary allocation of the purchase price to the net assets acquired:

(In millions)
Net assets acquired	$6.6
Identifiable intangible assets	25.1
Goodwill	34.3

$66.0

       The components of the identifiable intangible assets, which are amortized over lives associated with the economic benefits derived from these assets, are as follows:

		Weighted
		Average
(In millions)		Life
Tradename license	$13.7	12 years
Customer relationships	10.0	6 years
Licensing agreement	1.2	3 years
Non-compete agreement	0.2	3 years

Identifiable intangible assets acquired	$25.1

     In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, we will not amortize the goodwill from these acquisitions, but will evaluate it for impairment on an annual basis or whenever events or circumstances occur, which indicate that goodwill might be impaired.
     A final determination of fair values from these acquisitions may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of Memcorp and the TDK Branded Recording Media Sales Business that exist as of the completion date of the acquisition. The final valuation may change the allocation of purchase prices, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements.
3. ADJUSTMENTS FOR MEMCORP NET ASSETS ACQUIRED
     In accordance with the Memcorp Purchase Agreement, we acquired limited assets of the Memcorp business. Assets acquired included (a) certain inventory to be sold under the “Memorex,” “Nickelodeon” or “Vextra” brand name and (b) intangible assets related to the business that had no recorded book value in the Memcorp financial statements. Liabilities assumed were for product returns and other related obligations. Accordingly, the Memcorp historical condensed consolidated balance sheet includes only the net assets acquired as of March 31, 2007.
4. ADJUSTMENTS FOR TDK NET ASSETS AND OPERATIONS NOT ACQUIRED
     The TDK Acquisition Agreement includes only the net assets and respective operations relating to the marketing, distribution, and sale, including customer service and support of removable recording media products, accessory products, and ancillary products under the TDK brand name. Accordingly, we eliminated the medical, software, manufacturing, research and development and non-TDK brand name original equipment manufacturing net assets as of March 31, 2007, as well as the results of these operations for the twelve-month period ended March 31, 2007.
     The operating results for the three months ended March 31, 2007 are only for the TDK Branded Recording Media Sales Business acquired and as such, no further adjustments were required.

5. PRO FORMA ADJUSTMENTS
     The following is a summary of pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements based on preliminary estimates, which may change as additional information is obtained.
Pro Forma Balance Sheet Adjustments
(a)	Represents cash paid for acquisitions, including direct acquisition costs of $10.2 million and purchase of minority interest of $3.9 million.

(b)	Represents elimination of accounts receivable and payable between Imation and the acquired entities of $2.4 million.

(c)	Represents estimated fair value adjustment to TDK Branded Recording Media Sales Business acquired inventory.

(d)	Represents estimated fair value adjustment to TDK Branded Recording Media Sales Business acquired property, plant and equipment.

(e)	Represents estimated fair value of identifiable intangible assets acquired of $156.1 million (TDK Branded Recording Media Sales Business intangible assets of $131.0 million and Memcorp intangible assets of $25.1 million).

(f)	Represents preliminary estimated goodwill originating from the acquisitions of $47.5 million (TDK Branded Recording Media Sales Business goodwill of $13.2 million and Memcorp goodwill of $34.3 million).

(g)	Represents liability for additional consideration for target working capital adjustment of $21.2 million.

(h)	Represents deferred tax liabilities of $4.2 million related to identifiable intangible assets and fair value adjustments.

(i)	Represents current portion of long-term notes payable to Hopper of $10.0 million and long-term portion of notes payable to Hopper of $27.5 million issued in connection with the acquisition.

(j)	Represents an adjustment for a minority interest acquired in a TDK international subsidiary, which had a carrying basis of $2.1 million as of March 31, 2007 and was acquired from a third party for $3.9 million.

(k)	Represents the elimination of TDK historical shareholders’ equity and the issuance of approximately 6.8 million shares of Imation common stock in exchange for substantially all of the assets and the capital stock of certain of TDK’s operating subsidiaries engaged in the TDK Recording Media Sales Business.
Pro Forma Statements of Operations Adjustments
(l)	To eliminate revenue and expense between Imation and the acquired entities of $62.6 million and $7.6 million during the year ended December 31, 2006 and three-month period ended March 31, 2007, respectively.

(m)	To adjust the costs of a lease arrangement related to an amended lease term entered into in conjunction with the Memcorp Purchase Agreement.

(n)	To record incremental amortization expense of $9.8 million and $2.4 million for the year ended December 31, 2006 and the three-month period ended March 31, 2007, respectively, related to the intangible assets recorded as a result of the acquisitions.

(o)	To record depreciation expense, associated with the fair value adjustment to TDK Branded Recording Media Sales Business acquired property, plant and equipment, of $0.2 million and $0.1 million during the year ended December 31, 2006 and three-month period ended March 31, 2007, respectively.

(p)	To conform TDK Recording Media Sales Business accounting policies to Imation by reclassing shipping and handling expense of $27.9 million and $7.4 million for the year ended December 31, 2006 and the three-month period ended March 31, 2007, respectively, from operating expense to cost of goods sold.

(q)	To reduce Imation’s interest income by $3.4 million for the year ended December 31, 2006, assuming that the cash portion of the acquisition price had been paid on January 1, 2006, which would have reduced cash available for investment during the year ended December 31, 2006.

(r)	To reduce Imation’s interest income by $0.9 million for the three-month period ended March 31, 2007, assuming that the cash portion of the acquisition price had been paid on January 1, 2006, which would have reduced cash available for investment during the three-month period ended March 31, 2007.

(s)	To record interest expense of $1.8 million and $0.5 million for the year ended December 31, 2006 and the three-month period ended March 31, 2007, respectively, related to the notes payable issued to Hopper in connection with the Memcorp acquisition.

(t)	To record the income tax provision associated with TDK Branded Recording Media Sales Business and Memcorp’s U.S. operating results and the pro forma adjustments. Memcorp had elected subchapter S corporation status under the Internal Revenue Code and consequently all U.S. taxes were borne directly by the shareholders. The Memcorp pro forma adjustments provides taxes on the Memcorp historical earnings and the pro forma adjustments impacting income at a statutory tax rate of 38.25 percent, which is the expected tax rate applicable to these earnings subsequent to acquisition. The TDK Branded Recording Media Sales Business pro forma adjustments provide taxes on the pro forma adjustments impacting income at a statutory tax rate of 38.25 percent, which is the expected tax rate applicable to these earnings subsequent to acquisition.

(u)	Pro forma combined basic and diluted earnings per common share are based on the historical Imation weighted average shares outstanding during the year ended December 31, 2006 and three months ended March 31, 2007 and are adjusted for 6.8 million additional common stock issued in connection with the acquisition of the TDK Branded Recording Media Sales Business.